UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 20, 2024

ELME COMMUNITIES

(Exact name of registrant as specified in its charter)

MARYLAND	1-6622	53-0261100
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7550 WISCONSIN AVE, SUITE 900, BETHESDA, MD 20814

(Address of principal executive office) (Zip code)

Registrant’s telephone number, including area code: (202) 774-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Beneficial Interest	ELME	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

At-the-Market Program

On February 20, 2024, Elme Communities (“Elme”), entered into an equity distribution agreement (the “Equity Distribution Agreement”) with Wells Fargo Securities, LLC, BNY Mellon Capital Markets, LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, KeyBanc Capital Markets Inc., TD Securities (USA) LLC and Truist Securities, Inc. as agents and forward sellers, as applicable, (collectively, the “Agents” or “Forward Sellers”, as applicable), and Wells Fargo Bank, National Association, The Bank of New York Mellon, Citibank, N.A., Goldman Sachs & Co. LLC, KeyBanc Capital Markets Inc., The Toronto-Dominion Bank and Truist Bank as forward purchasers (collectively, the “Forward Purchasers”) pursuant to which up to an aggregate gross sales price of $350,000,000 (the “Offered Shares”) of Elme’s common shares of beneficial interest, $0.01 par value per share (the “Common Shares”), may be offered and sold from time to time through the Agents, acting as the Company’s sales agents or, if applicable, the Forward Sellers, or directly to the Agents as principals for their own accounts. In connection with entry into the Equity Distribution Agreement, we terminated our prior at-the-market offering program. At the time of such termination, approximately $340 million remained unsold under such prior program. The Offered Shares sold in the offering will be issued pursuant to a prospectus dated February 20, 2024, and a prospectus supplement filed with the Securities and Exchange Commission (the “SEC”) on February 20, 2024, in connection with one or more offerings of shares under Elme’s shelf registration statement on Form S-3 (Registration No. 333-277167) filed with the SEC on February 20, 2024.

Sales of the Offered Shares made through the Agents, as Elme’s sales agents, or through the Forward Sellers pursuant to the Equity Distribution Agreement, if any, may be made by any method permitted by law, including without limitation in transactions deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), sales made directly on the New York Stock Exchange, on any other existing trading market for the Common Shares or to or through a market maker, or, if agreed by Elme and the Agents or Forward Sellers, as applicable, by any other method permitted by law, including but not limited to in privately negotiated transactions. Elme also may sell the Offered Shares to any Agent as principal for its own account, which may include block sales. Elme intends to use the net proceeds from these sales, if any, for general business purposes, including, without limitation, working capital, the acquisition, renovation, expansion, improvement, development or redevelopment of income-producing properties or the repayment of debt.

Elme made certain customary representations, warranties and covenants concerning Elme and the Offered Shares in the Equity Distribution Agreement, and also agreed to indemnify the Agents, Forward Sellers and Forward Purchasers against certain liabilities, including liabilities under the Securities Act.

The Equity Distribution Agreement provides that, in addition to issuance and sale of Offered Shares to or through the Agents, Elme may also enter into forward sale agreements with each the Forward Purchasers in a form attached as Exhibit H to the Equity Distribution Agreement (each a “Forward Sale Agreement” and together, the “Forward Sale Agreements”). In connection with any Forward Sale Agreement, the relevant Forward Purchaser (or its affiliate) will, subject to the terms and conditions of the Equity Distribution Agreement, use commercially reasonable efforts to borrow from third parties and sell, through its Forward Seller, a number of Offered Shares equal to the number of Common Shares, underlying the particular Forward Sale Agreement. Elme will not initially receive any proceeds from any sale of Offered Shares borrowed by a Forward Purchaser and sold through a Forward Seller. Elme expects to physically settle each Forward Sale Agreement with the relevant Forward Purchaser on one or more dates specified by the Company on or prior to the maturity date of such Forward Sale Agreement, in which case Elme expects to receive aggregate cash proceeds at settlement equal to the number of Common Shares underlying such Forward Sale Agreement multiplied by the then-applicable forward sale price per share. Although Elme expects to settle any Forward Sale Agreements by the physical delivery of Common Shares in exchange for cash proceeds, the Forward Sale Agreements will allow Elme to cash or net-share settle all or a portion of its obligations. If Elme elects to cash settle any Forward Sale Agreement, Elme may not receive any proceeds and the Company may owe cash to the relevant Forward Purchaser. If Elme elects to net share settle any Forward Sale Agreement, Elme will not receive any cash proceeds, and Elme may owe Common Shares to the relevant Forward Purchaser.

Each Agent will receive from Elme a commission of up to 2% of the gross sales price of all shares sold through it under the Equity Distribution Agreement. Each Forward Seller will receive a commission at a mutually agreed rate in the form of a reduction to the initial forward sale price under the related Forward Sale Agreement that will not exceed, but may be lower than, 2% of the gross sales price of the borrowed shares sold by such Forward Seller during the applicable forward hedge selling period for such shares.

Elme or any Agent or Forward Seller may at any time suspend the offering of the Offered Shares pursuant to the terms of the Equity Distribution Agreement. The offering of the Offered Shares pursuant to the Equity Distribution Agreement will terminate upon the earlier of (i) the sale of all the Offered Shares subject to the Equity Distribution Agreement (including shares sold by Elme to or through the Agents and borrowed shares sold by the Forward Sellers) having an aggregate gross sales price of $350,000,000 and (ii) with respect to the Equity Distribution Agreement, the termination of the Equity Distribution Agreement by Elme, the Sales Agents, the Forward Sellers or the Forward Purchasers as permitted therein.

From time to time, Elme has had customary commercial and/or investment banking relationships with certain of the Agents, Forward Sellers, Forward Purchasers and/or certain of their affiliates.

A copy of the Equity Distribution Agreement is attached to this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference, and a copy of the Form of Forward Contract is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 1.1 and Exhibit 99.1, as applicable.

On February 20, 2024, Hogan Lovells US LLP delivered its legality opinion with respect to the Offered Shares to be issued pursuant to the Equity Distribution Agreement. A copy of the legality opinion is attached hereto as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Dividend Reinvestment and Share Purchase Plan

On February 20, 2024, Elme also filed with the SEC a prospectus supplement dated February 20, 2024 related to Elme’s existing Direct Dividend Reinvestment and Share Purchase Plan (the “Plan”). The Plan is designed to provide Elme’s existing shareholders and interested new investors with a method of purchasing Elme’s Common Shares and investing all or a percentage of their cash dividends in additional Common Shares.

In connection with the filing of the prospectus supplement, Hogan Lovells US LLP delivered its legality opinion with respect to the Common Shares to be issued pursuant to the Plan. A copy of the legality opinion is attached hereto as Exhibit 5.2.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

1.1	Equity Distribution Agreement, dated February 20, 2024, by and between Elme and Wells Fargo Securities, LLC, BNY Mellon Capital Markets, LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, KeyBanc Capital Markets Inc., TD Securities (USA) LLC and Truist Securities, Inc. as agents or forward Sellers, as applicable, and Wells Fargo Bank, National Association, The Bank of New York Mellon, Citibank, N.A., Goldman Sachs & Co. LLC, KeyBanc Capital Markets Inc., The Toronto-Dominion Bank and Truist Bank as forward purchasers

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the common shares registered

5.2	Opinion of Hogan Lovells US LLP regarding the legality of the common shares registered

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.2)

99.1	Form of Forward Contract

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELME COMMUNITIES

Date: February 20, 2024	By:	/s/ W. Drew Hammond
	Name:	W. Drew Hammond
	Title:	Senior Vice President, Chief Administrative Officer, Treasurer and Corporate Secretary